UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2007

TREX COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14649	54-1910453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Exeter Drive Winchester, Virginia	22603-8605
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (540) 542-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 20, 2007, Anthony J. Cavanna, the Chairman of the Board and Chief Executive Officer of Trex Company, Inc. (the “Company”), informed the Board of Directors of the Company (the “Board”) of his decision to retire from his position as Chief Executive Officer of the Company. Mr. Cavanna’s retirement will be effective on August 15, 2007. Mr. Cavanna will continue to serve as Chairman of the Board.

(c) On July 20, 2007, the Board appointed Andrew U. Ferrari, the President and Chief Operating Officer and a member of the Board, as Chief Executive Officer, effective as of Mr. Cavanna’s retirement on August 15, 2007. Mr. Ferrari, age 60, has served as President and Chief Operating Officer of the Company since August 2005 and has been a member of the Board since 1998. From March 2003 until August 2005, he was a marketing and business development consultant. Mr. Ferrari served as Executive Vice President of Marketing and Business Development of the Company from October 2001 through March 2003, and of TREX Company, LLC, which was the Company’s wholly-owned subsidiary until December 31, 2002, from October 2001 through December 2002. He served as Executive Vice President of Sales and Marketing of the Company from September 1998 to October 2001, and of TREX Company, LLC from August 1996 to October 2001. From 1989 to 1996, Mr. Ferrari held various positions with Mobil Chemical, including Director of Sales and Marketing of the Composite Products Division, New Business Manager, and Marketing Director of the Consumer Products Division. Mr. Ferrari received a B.A. degree in economics from Whitman College and an M.B.A. degree from Columbia University.

The Company’s press release, dated July 26, 2007, related to the matters discussed under this Item 5.02 is filed as Exhibit 99.1 to this report and is incorporated by reference in this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Trex Company herewith files the following exhibit:

Exhibit Number	Description of Exhibit
99.1	Press release dated July 26, 2007

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREX COMPANY, INC.

Date: July 26, 2007	/s/ Anthony J. Cavanna
Anthony J. Cavanna
Chairman and Chief Executive Officer

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Index to Exhibits

Exhibit Number	Description of Exhibit
99.1	Press release dated July 26, 2007

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